EXHIBIT 23.2

[LETTERHEAD OF GUMBINER SAVETT INC.]

CONSENT OF GUMBINER SAVETT INC.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axesstel, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2005, relating to the consolidated financial statements of Axesstel, Inc. for the years ended December 31, 2004 and 2003, which appear in the Annual Report of Axesstel, Inc. on Form 10-KSB for the fiscal year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/    GUMBINER SAVETT INC.

GUMBINER SAVETT INC.

Santa Monica, California

July 29, 2005